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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 2002 relating to the financial statements and financial statement schedule of Parker Hannifin Corporation, which is incorporated by reference in Parker Hannifin's Annual Report on Form 10-K for the year ended June 30, 2002.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Cleveland, OH
March 3, 2003